UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2010

Motricity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue Northeast

Suite 800

Bellevue, WA 98004

98004

(Address of Principal Executive Offices, including Zip Code)

(425) 957-6200

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As of December 10, 2010, Motricity, Inc. had 40,803,504 shares of common stock outstanding, including restricted share grants to employees which are not vested. The outstanding shares include 116,740 shares of common stock delivered upon the recent conversion of 1,041,006 shares of Series H Preferred Stock. There are 20,613,577 shares of Series H Preferred Stock currently outstanding. These remaining shares of Series H Preferred Stock are primarily held by Koala Holding, L.P., an entity affiliated with Carl Icahn, and are convertible into common stock (i) at the option of Koala, or (ii) at the company’s option if the average closing price of Motricity common stock over 90 consecutive calendar days is $21.99 per share or higher. Approximately 2,347,152 shares of common stock are deliverable upon conversion of the existing Series H Preferred Stock assuming conversion occurred on December 31, 2010. As previously disclosed, certain lock-up agreements were entered into in connection with Motricity’s IPO. These lock-up agreements terminate December 14, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOTRICITY, INC. (Registrant)

December 13, 2010	By:	/S/ RICHARD E. LEIGH, JR.
(Date)		Richard E. Leigh, Jr. Senior Vice President, General Counsel and Corporate Secretary